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INTELLIGENT REASONING SYSTEMS, INC.
Unaudited Interim Condensed Consolidated Financial Statements
For the Six Month Periods Ended June 30, 2001 and 2000

INTELLIGENT REASONING SYSTEMS, INC.
Index

Unaudited Interim Condensed Consolidated Financial Statements
For the Six Month Periods Ended June 30, 2001 and 2000

Page(s)
Condensed Consolidated Balance Sheets as of June 30, 2001 and December 31, 2000	1
Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2001 and 2000	2
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2001 and 2000	3
Notes to Condensed Consolidated Financial Statements	4-5

INTELLIGENT REASONING SYSTEMS, INC
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2001	December 31, 2000
Assets
Current assets:
Cash and cash equivalents	$—	$1,584
Accounts receivable	—	449
Inventories	8,478	11,125
Other current assets	513	508

Total current assets	8,991	13,666
Property and equipment, net	2,223	2,509
Other non-current assets	—	379

Total assets	$11,214	$16,554

Liabilities, mandatorily redeemable convertible preferred stock and stockholders' deficit
Accounts payable	$3,402	$4,002
Accrued expenses and other	1,155	1,834
Deferred revenue	5,080	3,465
Current maturities of notes payable to bank	1,274	3,074
Current portion of capital lease obligations	122	221
Current maturities of senior subrdinated notes payable	5,707	5,264

Total current liabilities	16,740	17,860
Note payable to bank, net of current portion	—	11
Capital lease obligations, net of current portion	174	279

Total liabilities	16,914	18,150

Commitments and contingencies
Mandatorily redeemable convertible preferred stock and warrants	30,030	28,710
Stockholders' deficit:
Common stock	7	7
Additional paid-in capital	115	582
Notes receivable from stockholders	(673)	(673)
Deferred stock-based compensation	(77)	(102)
Accumulated deficit	(35,102)	(30,120)

Total stockholders' deficit	(35,730)	(30,306)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders' deficit	$11,214	$16,554

The accompanying notes are an integral part of these financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands)

	For the Six Months Ended June 30,
	2001	2000
Revenue	$4,212	$345
Cost of revenue	4,257	1,571

Gross margin	(45)	(1,226)

Operating expenses:
Sales and marketing	1,816	2,748
Research and development	1,412	1,405
General and administrative	1,502	2,727
Accounts payable settlement	(1,017)	—

Total operating expenses	3,713	6,880

Loss from operations	(3,758)	(8,106)
Other income (expense):
Interest income	4	53
Interest expense	(1,228)	(34)

Total other income (expense)	(1,224)	19

Net loss	(4,982)	(8,087)
Accretion on mandatorily redeemable convertible preferred stock	(469)	(298)

Net loss attributable to common stockholders	$(5,451)	$(8,385)

The accompanying notes are an integral part of these financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	For the Six Months Ended June 30,
	2001	2000
Cash flows from operating activities:
Net loss	$(4,982)	$(8,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	383	374
Provision for inventory obsolescence	—	24
Non-cash interest expense	443	—
Stock-based compensation	25	250
Net changes in operating assets and liabilities:
Accounts receivable	449	(607)
Inventories	2,743	(6,710)
Other assets	374	(177)
Accounts payable	(570)	2,867
Accrued expenses	(988)	90
Customer deposits	380	(267)
Deferred revenue	1,615	1,630
Other liabilities	(279)	238

Net cash used in operating activities	(407)	(10,375)

Cash flows from investing activities:
Purchases of property and equipment	—	(1,372)

Net cash used in investing activites	—	(1,372)

Cash flows from financing activities:
Cash overdrafts	(30)	—
Proceeds from notes payable to bank	2,970	—
Proceeds from senior subordinated notes payable	—	—
Payments on notes payable to bank	(4,781)	(36)
Principal payments under capital lease obligations	(186)	(24)
Proceeds from issuances of preferred stock	850	9,048

Net cash provided by (used in) financing activities	(1,177)	8,988

Net increase (decrease) in cash and cash equivalents	(1,584)	(2,759)
Cash and cash equivalents at beginning of year	1,584	3,427

Cash and cash equivalents at end of period	$—	$668

Supplemental disclosures of cash flow information:
Cash paid for interest	$43	$39

Equipment acquired under capital leases	$17	$—

Accretion on mandatorily redeemable convertible preferred stock	$470	$298

Receipt of notes receivable from stockholders for option exercises	$—	$88

The accompanying notes are an integral part of these financial statements.

INTELLIGENT REASONING SYSTEMS, INC.
Notes to Condensed Consolidated Financial Statements
(In thousands, except share data)

1.  Summary of Significant Accounting Policies

    Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement have been included. The accompanying unaudited consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements of IRSI and notes thereto for the years ended December 31, 2000 and 1999, included elsewhere in this Form 8-K/A.

2.  Inventories

    Inventories are stated at the lower of cost or market, with cost being determined on a first-in, first-out basis:

	June 30, 2001	December 31, 2000
Component	$794	$1,517
Work in-process	—	754
Finished goods	1,656	3,450
Finished goods held for evaluation	6,028	5,469

	8,478	11,190
	—	(65)

	$8,478	$11,125

3.  Property and Equipment

    Property and equipment are stated at cost. Depreciation of property and equipment has been computed using the straight-line method over the estimated useful lives of the related assets of generally three to seven years.

	June 30, 2001	December 31, 2000
Computer hardware and purchased software	$1,988	$1,883
Leasehold facility improvements	687	687
Furniture and office equipment	673	682
Manufacturing equipment	97	97

	3,445	3,349
Less—accumulated depreciation and amortization	(1,222)	(840)

	$2,223	$2,509

4.  Mandatorily Redeemable Convertible Preferred Stock and Warrants

    In January 2001, IRSI issued 850,000 shares of Series E preferred stock for gross proceeds of $850. In connection with the sale of these Series E shares, IRSI issued warrants to purchase 1,700,000 shares of Series E at $1.00 per share. IRSI valued these warrants utilizing the Black-Scholes valuation model, and has accounted for the issuance of these warrants as a discount of approximately $479 on the Series E shares in 2001. The discount is being accreted over the period to the first redemption of the Series E preferred stock.

5.  Subsequent Events

    From June 2001 through September 2001, IRSI entered into settlement agreements with certain vendors in relation to IRSI's then outstanding obligations. IRSI settled approximately $3,383 in outstanding vendor liabilities for approximately $2,086. Of this $3,383 in settled vendor liabilities, approximately $928 was comprised of liabilities included in accounts payable or accrued expenses at June 30, 2001.

    In July 2001, 100% of the ownership of IRSI was acquired by Photon Dynamics, Inc. ("Photon"), a publicly traded company based in California, through the issuance of 699,010 shares of Photon common stock, valued at $19,769 at closing. Photon is a supplier of integrated yield management solutions for the flat panel display industry, the printed circuit board assembly and advanced semiconductor packaging industries and the cathode ray tube ("CRT") display and CRT glass and auto glass industries. In connection with the acquisition by Photon, the holders of IRSI's Series A Preferred Stock and the holders of IRSI's common stock received no consideration. The holders of IRSI's Series B, Series C, Series D and Series E Preferred Stock received 25,252, 110,672, 156,034 and 343,960, shares of Photon common stock, respectively. In addition, Photon issued 63,092 shares of common stock to an IRSI debtholder in exchange for the cancellation of certain obligations.

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INTELLIGENT REASONING SYSTEMS, INC. Index
INTELLIGENT REASONING SYSTEMS, INC Condensed Consolidated Balance Sheets (In thousands)
INTELLIGENT REASONING SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands)
INTELLIGENT REASONING SYSTEMS, INC. Condensed Consolidated Statements of Cash Flows (In thousands)
INTELLIGENT REASONING SYSTEMS, INC. Notes to Condensed Consolidated Financial Statements (In thousands, except share data)